UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;         Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangement of Certain Officers

Establishment of Targets for 2021 Annual Cash Incentive Compensation

On February 3, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Kraton Corporation approved the target bonus under our Amended and Restated 2016 Equity and Cash Incentive Plan for the Kraton Leadership Team, which includes our named executive officers. For the bonus year that ends December 31, 2021, the Committee has established the following target bonus amounts for our named executive officers:

Named Executive Officer	Target Bonus
Kevin M. Fogarty President and Chief Executive Officer	1.0x Base Salary
Atanas H. Atanasov Executive Vice President, Chief Financial Officer and Treasurer	0.75x Base Salary
Holger R. Jung Senior Vice President and Polymer Segment President	0.70x Base Salary
Marcello C. Boldrini Senior Vice President and Chemical Segment President	0.70x Base Salary
James L. Simmons Senior Vice President, General Counsel and Secretary	0.65x Base Salary

Depending on the level of achievement of the business performance targets (described below) each named executive officer’s actual annual cash incentive compensation can be from zero to two times his target bonus. Any such bonuses will be paid in cash, and we expect that such payments, if any, will be made in the first quarter of 2022.

The Committee determined that the business performance targets determining the 2021 annual cash incentive compensation, and the weighting of each, are achievement of Adjusted EBITDA (75%) and the attainment of Consolidated Net Debt (25%). The Committee has established threshold, target and stretch multipliers for both of these business performance targets, which if achieved, will provide a multiplier that can range from 0.3, if the threshold level of performance is achieved, to 2.0, assuming the Company meets or exceeds the maximum, or stretch, goal. The Committee incorporated a Safety Multiplier to the final 2021 annual cash incentive compensation calculation. Payouts will be reduced by 10% if the Total Incidents Recorded ("TIR") is greater than 0.6 and will be increased by 10% if the TIR is less than 0.3.

Based on the business performance targets and multipliers disclosed above, and assuming the threshold performance level is achieved, the 2021 cash incentive compensation for each named executive officer will be calculated as follows:

(Adjusted EBITDA Multiplier)(Target Bonus)(0.75)
+	(Net Debt Multiplier)(Target Bonus)(0.25)
+/-	Safety Multiplier (0.10)
2021 Annual Cash Incentive Compensation

The Adjusted EBITDA and Consolidated Net Debt performance targets for 2021 have been established based on our 2021 business plan and with reference to market conditions and year-over-year performance in comparison to 2020; however, as such information is competitively sensitive, the exact targets will be disclosed in the proxy statement for our 2022 Annual General Meeting of Stockholders.

Establishment of Named Executive Officer Base Compensation for 2021

On February 3, 2021, the Committee established annual base compensation for our executive officers, including our named executive officers. Effective April 1, 2021, Mr. Fogarty’s base compensation will be $1,000,000, Mr. Atanasov's will be $500,000, Dr. Jung’s will be $410,000, Mr. Boldrini's will be $410,000 and Mr. Simmons's will be $460,000.

Item 9.01     Financial Statement and Exhibits.
(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Corporation

Date: February 8, 2021	By:	/s/ James L. Simmons
James L. Simmons
Senior Vice President and General Counsel